UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report (Date of earliest event reported): February 8, 2021

CELLULAR BIOMEDICINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 100 Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 825-5320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CBMG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 8, 2021, Cellular Biomedicine Group, Inc. (the “Company”) completed its special meeting of stockholders (the “Special Meeting”). The number of shares of common stock entitled to vote at the Special Meeting was 19,478,048 shares. Represented at the Special Meeting by proxy, shares of Common Stock entitled to 19,478,048 votes, constituting a quorum to conduct business.

The Special Meeting was held for the purpose of considering and voting upon the following matters: (1) a proposal to adopt the Agreement and Plan of Merger, dated as of August 11, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among CBMG Holdings, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), CBMG Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Merger Agreement Proposal”); (2) a proposal to approve the adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”); and (3) a non-binding, advisory proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger (the “Advisory Compensation Proposal”). The Merger Agreement Proposal, the Adjournment Proposal and the Advisory Compensation Proposal are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 29, 2020.

Adoption of the Merger Agreement Proposal required the affirmative vote of the holders of (i) at least a majority of the shares of CBMG Common Stock outstanding at the close of business on the record date, and (ii) at least a majority of the shares of CBMG Common Stock outstanding at the close of business on the record date excluding the outstanding shares of CBMG Common Stock owned of record or beneficially by the Participants (as such term is defined in the Company’s Definitive Proxy Statement) and their respective affiliates.

Adoption of the Adjournment Proposal and the Advisory Compensation Proposal required the affirmative vote of the holders of a majority of the shares of CBMG Common Stock outstanding at the close of business on the record date that are present in person or represented by proxy at the Special Meeting.

The following is a tabulation of the voting on the proposals presented at the Special Meeting:

The Merger Agreement Proposal

Vote of the total number of shares entitled to vote on the Merger Agreement Proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
16,527,088	5,189	159,846	0

Vote of the total number of shares entitled to vote on the Merger Agreement Proposal, excluding the shares of owned of record or beneficially by the Participants and their respective affiliates:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,189,155	5,189	159,846	0

The Adjournment Proposal

A vote was not taken on the Adjournment Proposal.

The Advisory Compensation Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
14,643,107	438,191	1,610,825	0

Item 7.01.	Regulation FD Disclosure.

On February 8, 2021, the Company issued a press release announcing the results of the stockholder vote at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: February 8, 2021	By:	/s/ Andrew Chan
Andrew Chan
Chief Legal Officer